                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contact:

Erin Cox
Financial Relations Board for Aehr Test Systems
Investor/Analyst Contact
(310) 854-8319


                        AEHR TEST SYSTEMS REPORTS
                  SECOND QUARTER RESULTS FOR FISCAL 2007

Fremont, CA (January 4, 2007) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the second quarter of fiscal 2007 ended November 30, 2006.

Net sales were $6.2 million in the second quarter of fiscal 2007, an increase of 7.4% from $5.8 million in the second quarter of fiscal 2006. The Company reported net income of $687,000, or $0.08 per diluted share, in the second quarter of fiscal 2007, compared with a net income of $166,000, or $0.02 per diluted share, in the second quarter of fiscal 2006. Net income, excluding stock compensation expense of $172,000 was $856,000, or $0.10 per diluted share, in the second quarter of fiscal 2007. The Company did not record stock compensation expense prior to fiscal 2007. The attached condensed consolidated financial statements include a table reconciling the Company's net income excluding stock compensation expense to net income calculated according to accounting principles generally accepted in the United States ("GAAP") for the three and six months ended November 30, 2006.

"We continued to see increasing levels of demand for our new FOX-1(TM)full wafer parallel tester," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Today we announced receiving over $6 million in follow-on orders from our initial FOX-1 customer for multiple FOX-1 systems and full wafer contactors. We are especially excited because these orders include FOX-1 systems targeted to test 300mm wafers, significantly expanding our potential for increased current and new business opportunities. We would expect to receive additional orders from this customer based on the success of our FOX-1 parallel testers and 300mm full wafer contactors.

"Another positive for the quarter was the shipment of our first two FOX-1 test systems for 200mm wafer parallel testing in a single touch-down," said Posedel. "Although the increase in FOX-1 system revenues was offset by lower shipments of our core MAX burn-in test products, we continue to be optimistic about our long-term growth outlook. We are encouraged by the continued market demand for our FOX family of wafer level test and burn-in products."

During the second quarter of fiscal 2007, the Company recorded other income of $651,000. The other income primarily relates to the recognition of an earn-out payment included in the consideration received for the 2003 sale of a portion of the Company's ownership in ESA Electronics, a Singapore company.



                                  -more-

Aehr Test Systems Reports Second Quarter Results for Fiscal 2007
January 4, 2007
Page 2 of 5

At November 30, 2006, cash and cash equivalents and short-term investments were $12.1 million. Aehr Test closed the second quarter of fiscal 2007 with no outstanding debt and shareholders' equity of $20.9 million, or $2.69 per share outstanding, at November 30, 2006.

"During the third quarter of fiscal 2007, we expect net sales to be relatively similar to those of the second quarter of fiscal 2007," said Gary Larson, vice president and chief financial officer of Aehr Test Systems. "Based on the trends we are seeing, we believe that the FOX family of products will comprise a greater percentage of our total revenue going forward, and we expect to report a solid increase in net sales for the full fiscal year 2007."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, January 4, 2007 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's second quarter fiscal 2007 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX and MAX systems, and the DiePakR carrier. The FOX system is a full wafer contact test and burn-in system.
The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, world events, conversion of quote activity to purchase orders and acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K report, 10-Q report and other reports from time to time filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                          [Financial Tables to Follow]


                                  -more-

Aehr Test Systems Reports Second Quarter Results for Fiscal 2007
January 4, 2007
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                  (Unaudited)

                                       Three Months Ended   Six Months Ended
                                           November 30,       November 30,
                                       --------- --------- --------- --------
                                          2006      2005      2006      2005
                                       --------- --------- --------- --------
Net sales.............................    $6,249    $5,817   $13,385  $10,463
Cost of sales.........................     3,290     3,112     7,173    5,570
                                       --------- --------- --------- --------
Gross profit..........................     2,959     2,705     6,212    4,893
                                       --------- --------- --------- --------
Operating expenses:
  Selling, general and administrative.     1,519     1,542     3,154    2,994
  Research and development............     1,522     1,006     2,909    2,040
                                       ---------  --------- -------- --------
    Total operating expenses..........     3,041     2,548     6,063    5,034
                                       --------- --------- --------- --------
    Income (loss) from operations.....       (82)      157       149     (141)

Interest income.......................       134        36       256       80
Other income, net.....................       651        12       867       14
                                       --------- --------- --------- --------
    Income (loss) before income taxes.       703       205     1,272      (47)

Income tax expense ...................        16        39        28       31
                                       --------- --------- --------- --------
    Net income (loss).................    $  687    $  166   $ 1,244  $   (78)
                                       ========= ========= ========= ========

Net income (loss) per share
    Basic.............................    $ 0.09    $ 0.02   $  0.16  $ (0.01)
    Diluted...........................    $ 0.08    $ 0.02   $  0.15  $ (0.01)

Shares used in per share calculations:
    Basic.............................     7,749     7,496     7,716    7,489
    Diluted...........................     8,243     7,514     8,284    7,489





                                      -more-

Aehr Test Systems Reports Second Quarter Results for Fiscal 2007
November 4, 2007
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (Unaudited)

Reconciliation of non-GAAP Financial Measure - net income to net income excluding stock compensation expense

                                           Three Months Ended Six Months Ended
                                            November 30, 2006 November 30, 2006
                                           ------------------ -----------------
Net income ................................             $ 687            $1,244

Stock compensation expense.................               172               335
                                           ------------------ -----------------
    Income before income taxes, excluding
       stock compensation expense .........               859             1,579

Income tax expense ........................                 3                 6
                                           ------------------ -----------------
    Net income excluding stock compensation
       expense ............................             $ 856            $1,573
                                           ================== =================

Diluted net income per share excluding
    Stock compensation expense ............             $0.10            $ 0.19
                                           ================== =================



Net income excluding stock compensation expense is a non-GAAP measure and should not be considered a replacement for GAAP results.

Net income excluding stock compensation expense is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The difference between net income (the most comparable GAAP measure) and net income excluding stock compensation expense (the non-GAAP measure) reflects the impact of applying SFAS 123R to the current period. The limitation of this measure is that it excludes an item that impacts the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure) because net income excluding stock compensation expense does not reflect the impact of adopting SFAS 123R and may be higher than net income (the most comparable GAAP measure). The Company believes net income excluding stock compensation expense is a useful measure that allows investors to draw comparison between net income results reported prior to adoption of SFAS 123R and the current period, which may mask underlying trends and make it difficult to give investors perspective on underlying business results.



                                      -more-

Aehr Test Systems Reports Second Quarter Results for Fiscal 2007
January 4, 2007
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands, except per share data)
                                       (Unaudited)

                                                           November 30,      May 31,
                                                               2006           2006
                                                           -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 8,963        $ 9,405
  Short-term investments .............................           3,182          1,600
  Accounts receivable, net  ..........................           3,557          4,531
  Inventories ........................................           5,938          7,242
  Prepaid expenses and other .........................           1,107            357
                                                           -----------    -----------
      Total current assets ...........................          22,747         23,135

Property and equipment, net ..........................           1,032            959
Goodwill .............................................             274            274
Other assets .........................................             523            525
                                                           -----------    -----------
      Total assets ...................................         $24,576        $24,893
                                                           ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $   901        $ 1,130
  Accrued expenses ...................................           2,330          2,347
  Deferred revenue ...................................             238          2,335
                                                           -----------    -----------
      Total current liabilities ......................           3,469          5,812

Deferred lease commitment ............................             247            264
                                                           -----------    -----------
      Total liabilities ..............................           3,716          6,076
                                                           -----------    -----------
Shareholders' equity:
  Common stock, $0.01 par value outstanding:
    7,757 and 7,630 shares at November 30, 2006
    and May 31, 2006, respectively....................              77             76
  Additional paid-in capital .........................          38,905         38,081
  Accumulated other comprehensive income..............           1,265          1,291
  Accumulated deficit ................................         (19,387)       (20,631)
                                                           -----------    -----------
      Total shareholders' equity .....................          20,860         18,817
                                                           -----------    -----------
      Total liabilities and shareholders' equity .....         $24,576        $24,893
                                                           ===========    ===========






                                         # # #